                                                                     Exhibit 2.1



                            ASSET PURCHASE AGREEMENT

                                   DATED AS OF

                                  MAY 12, 2000

                                  BY AND AMONG

                               SOFTLOCK.COM, INC.,

                               CHILI PEPPER, INC.,

                                   ALEX MORROW

                                       AND

                                 LEIGHTON COLLIS

                                TABLE OF CONTENTS

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                                                                                         PAGE
                                                                                         ----
ARTICLE I    DEFINITIONS..................................................................4
ARTICLE II   BASIC TRANSACTION...........................................................10
Section 2.1       PURCHASE AND SALE OF PURCHASED ASSETS..................................10
Section 2.2       EXCLUDED ASSETS........................................................12
Section 2.3       ASSUMPTION OF LIABILITIES..............................................12
Section 2.4       EXCLUDED LIABILITIES...................................................13
Section 2.5       PURCHASE PRICE.........................................................14
Section 2.6       ESCROW OF A PORTION OF THE TRANSACTION SHARES..........................15
Section 2.7       ALLOCATION OF PURCHASE PRICE...........................................16
Section 2.8       REGISTRATION RIGHTS....................................................16
Section 2.9       DEFEASANCE CONDITION...................................................16
ARTICLE III  CLOSING AND CLOSING DATE....................................................17
Section 3.1       CLOSING................................................................17
Section 3.2       CLOSING DATE...........................................................17
Section 3.3       DELIVERIES AT THE CLOSING..............................................17
ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF SELLER AND STOCKHOLDERS...................18
Section 4.1       ORGANIZATION AND QUALIFICATION.........................................18
Section 4.2       AUTHORITY; ENFORCEABILITY..............................................18
Section 4.3       NONCONTRAVENTION; CONSENTS.............................................18
Section 4.4       CAPITALIZATION; OWNERSHIP OF SHARES....................................19
Section 4.5       FINANCIAL STATEMENTS...................................................19
Section 4.6       [RESERVED.]............................................................20
Section 4.7       WORK IN PROGRESS.......................................................20
Section 4.8       UNDISCLOSED LIABILITIES................................................20
Section 4.9       MATERIAL ADVERSE CHANGE................................................20
Section 4.10      TAX MATTERS............................................................20
Section 4.11      CONTRACTS..............................................................22
Section 4.12      EQUIPMENT LEASES.......................................................23
Section 4.13      REAL PROPERTY..........................................................23
Section 4.14      TITLE AND RELATED MATTERS..............................................24
Section 4.15      INTELLECTUAL PROPERTY..................................................24
Section 4.16      LITIGATION.............................................................26
Section 4.17      EMPLOYEE BENEFITS......................................................26
Section 4.18      EMPLOYEE RELATIONS.....................................................28
Section 4.19      ENVIRONMENTAL MATTERS..................................................28
Section 4.20      LEGAL COMPLIANCE.......................................................28
Section 4.21      PERMITS................................................................28
Section 4.22      [RESERVED.]............................................................28
Section 4.23      AFFILIATE AGREEMENTS...................................................29
Section 4.24      INSURANCE..............................................................29
Section 4.25      BANK ACCOUNTS AND POWERS...............................................29
Section 4.26      [RESERVED.]............................................................29

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                                       i
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
Section 4.27      [RESERVED.]............................................................30
Section 4.28      BROKERS' FEES..........................................................30
Section 4.29      INVESTMENT REPRESENTATIONS.............................................30
Section 4.30      FULL DISCLOSURE........................................................32
ARTICLE V    REPRESENTATIONS AND WARRANTIES OF PURCHASER.................................32
Section 5.1       ORGANIZATION...........................................................32
Section 5.2       AUTHORIZATION OF TRANSACTION...........................................32
Section 5.3       NONCONTRAVENTION; CONSENTS.............................................32
Section 5.4       LITIGATION.............................................................32
Section 5.5       CAPITAL STRUCTURE......................................................33
Section 5.6       BROKERS' FEES..........................................................33
Section 5.7       FILINGS................................................................33
Section 5.8       FULL DISCLOSURE........................................................34
Section 5.9       ABSENCE OF CHANGES.....................................................34
Section 5.10        NO UNDISCLOSED LIABILITIES...........................................34
ARTICLE VI   POST-CLOSING COVENANTS......................................................34
Section 6.1       GENERAL................................................................34
Section 6.2       POST-CLOSING CONSENTS; NONASSIGNABLE CONTRACTS.........................34
Section 6.3       LITIGATION SUPPORT.....................................................35
Section 6.4       AGREEMENTS REGARDING TAX MATTERS.......................................36
Section 6.5       CONFIDENTIAL INFORMATION...............................................36
Section 6.6       SOLICITATION OF  EMPLOYEES.............................................37
Section 6.7       POST-CLOSING RECEIPTS..................................................37
Section 6.8       CORPORATE EXISTENCE OF SELLER..........................................37
ARTICLE VII  ADDITIONAL AGREEMENTS.......................................................37
Section 7.1       NOTICE OF TRANSFER; MAIL RECEIVED AFTER CLOSING........................37
Section 7.2       RETENTION OF BOOKS AND RECORDS.........................................38
Section 7.3       BULK TRANSFER LAW......................................................38
Section 7.4       PURCHASER'S INDEMNITY OBLIGATION FOR EQUIPMENT LEASE GUARANTIES........39
ARTICLE VIII EMPLOYMENT AND EMPLOYEE BENEFITS............................................40
Section 8.1       EMPLOYMENT.............................................................40
Section 8.2       BENEFIT TRANSITION.....................................................40
Section 8.3       NO THIRD PARTY RIGHTS..................................................40
Section 8.4       GRANT OF OPTIONS.......................................................41
ARTICLE IX   REMEDIES FOR BREACHES OF THIS AGREEMENT.....................................41
Section 9.1       SURVIVAL...............................................................41
Section 9.2       INDEMNIFICATION........................................................42
Section 9.3       METHOD OF ASSERTING CLAIMS.............................................42
ARTICLE X    ARBITRATION OF DISPUTES.....................................................44
Section 10.1        ARBITRATION..........................................................44
Section 10.2        PROCEDURE FOR ARBITRATION............................................44
ARTICLE XI   MISCELLANEOUS...............................................................45
Section 11.1        PRESS RELEASES AND ANNOUNCEMENTS.....................................45
Section 11.2        EXPENSES; TRANSFER TAXES.............................................45
Section 11.3        [RESERVED.]..........................................................45
Section 11.4        CONSENT TO AMENDMENTS................................................45

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                                       ii
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
Section 11.5        SUCCESSORS AND ASSIGNS...............................................45
Section 11.6        SEVERABILITY.........................................................46
Section 11.7        COUNTERPARTS.........................................................46
Section 11.8        DESCRIPTIVE HEADINGS.................................................46
Section 11.9        NOTICES..............................................................46
Section 11.10       NO THIRD PARTY BENEFICIARIES.........................................47
Section 11.11       ENTIRE AGREEMENT.....................................................47
Section 11.12       CONSTRUCTION.........................................................47
Section 11.13       INCORPORATION OF EXHIBITS AND SCHEDULES..............................48
Section 11.14       GOVERNING LAW........................................................48
Section 11.15       SUBMISSION TO JURISDICTION...........................................48

LIST OF SCHEDULES
Schedule 2.1(a)       -    Work in Progress
Schedule 2.1(j)       -    Seller's Prepayment Items
Schedule 4.3          -    Defaults, Violations and Liens
Schedule 4.4          -    Capitalization of Seller
Schedule 4.5(a)       -    Seller's Financial Statements
Schedule 4.5(b)       -    Liability Reserves
Schedule 4.8          -    Seller's Disclosure of Liabilities
Schedule 4.9          -    Material Adverse Changes
Schedule 4.11         -    Seller's Contracts
Schedule 4.12         -    Equipment Leases
Schedule 4.14         -    Exceptions to Purchasers Use of Seller's Tangible Personal Property
Schedule 4.15         -    Seller's Intellectual Property
Schedule 4.16         -    Seller's Litigation
Schedule 4.17         -    Seller's Employee Benefit Plans
Schedule 4.19         -    Seller's Non-Compliance with Environmental Laws
Schedule 4.20         -    Seller's Non-Compliance with Laws
Schedule 4.21         -    Seller's Permits
Schedule 4.23         -    Seller's Affiliate Agreements
Schedule 4.24         -    Seller's Insurance Coverage
Schedule 4.25         -    Seller's Bank Accounts and Powers
Schedule 5.5          -    Options to Purchase Seller's Capital Stock
Schedule 7.3          -    Seller's Creditors
Schedule 8.1          -    Seller Employees

LIST OF EXHIBITS
Exhibit A     -   Form of Bill of Sale
Exhibit B     -   Form of Estoppel and Consent Agreement
Exhibit C     -   Form of Assumption Agreement
Exhibit D     -   Form of Employment Agreement for Leighton Collis
Exhibit E     -   Form of Escrow Agreement
Exhibit F     -   Form of Registration Rights Agreement
Exhibit G     -   Assignment and Assumption of Lease Agreement

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                                      iii

                            ASSET PURCHASE AGREEMENT

         ASSET PURCHASE AGREEMENT dated as of May 12, 2000, by and among SoftLock.com, Inc., a Delaware corporation (the "PURCHASER"), Chili Pepper, Inc., a Massachusetts corporation (the "SELLER"), Alex Morrow ("MORROW") and Leighton Collis ("COLLIS"). Morrow and Collis are referred to in this Agreement collectively as the "STOCKHOLDERS" and each individually as a "STOCKHOLDER".

         The Seller provides strategic marketing consulting services and solutions primarily to companies located in the Northeastern United States. The Stockholders own all of the issued and outstanding capital stock of the Seller.

         This Agreement contemplates a transaction in which the Purchaser will purchase certain of the assets, and will assume certain specified liabilities, of the Seller (the "Purchase Transaction").

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings set forth below:

         "ACTIONS OR PROCEEDINGS" means any action, suit, proceeding, arbitration or Governmental Entity investigation or audit.

         "AFFILIATE" means (a) with respect to a Person that is not a natural person, the stockholders, directors and officers of such Person and any entity that directly or indirectly controls, is controlled by or is under common control with such Person (where "control" is determined by ownership of a majority of the voting securities of an entity) and (b) with respect to a Person that is a natural person, any member of the immediate family of such Person.

         "AGREEMENT" means this Asset Purchase Agreement, as the same may be amended from time to time in accordance with the terms hereof.

         "ANCILLARY DOCUMENTS" means, collectively, the Assumption Agreement, the Bill of Sale, the Estoppel and Consent Agreement, the Employment Agreement, the Assignment and Assumption of Lease Agreement, the Escrow Agreement and the Registration Rights Agreement.

         "ACQUISITION INDEMNITEES" has the meaning set forth in Section 9.2(a).

         "ASSET ACQUISITION STATEMENT" has the meaning set forth in Section 2.7.

         "ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT" has the meaning set forth in Section 3.3.

         "ASSUMED LIABILITIES" has the meaning set forth in Section 2.3.

         "ASSUMPTION AGREEMENT" has the meaning set forth in Section 3.3.

         "BALANCE ESCROW SHARES" has the meaning set forth in Section 2.6(c).

         "BILL OF SALE" has the meaning set forth in Section 3.3.

         "BUSINESS" means the business engaged in by the Seller prior to the Closing Date involving the provision of strategic marketing and consulting and related services.

         "Business Day" means a day other than Saturday, Sunday or any day on which banks located in Massachusetts are authorized or obligated to close.

         "CASH" means cash and cash equivalents, marketable securities and short-term investments.

         "CLAIM NOTICE" means written notification pursuant to Section 9.2 of a Third Party Claim as to which indemnity under Section 9.1 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, on the Indemnified Party and otherwise describing the Indemnified Party's claim against the Indemnifying Party under Section 9.1.

         "CLOSING" has the meaning set forth in Section 3.1.

         "CLOSING BALANCE SHEET" means a balance sheet of the Seller as May 5, 2000.

         "CLOSING DATE" has the meaning set forth in Section 3.2.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "CONFIDENTIAL INFORMATION" means any confidential or proprietary written or other information, in whatever form or medium, excluding any such information which (a) as of the date of this Agreement is in the public domain,
(b) enters the public domain following the date of this Agreement (other than as a result of the breach by the Seller or any of its Affiliates of the provisions of Section 6.5), or (c) becomes available to the Seller and its Affiliates after the Closing Date on a nonconfidential basis from a Person who is not bound by a confidentiality agreement with the Purchaser and who is not otherwise legally prohibited from transmitting such information to the Seller and its Affiliates.

         "CONTRACTS" has the meaning set forth in Section 2.1(b).

         "DEFEASANCE PERIOD" has the meaning set forth in Section 2.9.

         "DEFEASIBLE SHARES" has the meaning set forth in Section 2.9.

         "EMPLOYEE BENEFIT PLAN" means an Employee Pension Benefit Plan or an Employee Welfare Benefit Plan, where no distinction is required by the context in which such term is used.

         "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in Section 3(2) of ERISA.

         "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in Section 3(1) of ERISA.

         "ENVIRONMENTAL LAW" means any Law with respect to the preservation of the environment or the promotion of human health and safety, including any Law relating to Hazardous Materials, drinking water, surface water, groundwater, wetlands, landfills, open dumps, storage tanks, underground storage tanks, solid waste, waste water, storm water run-off, noises, odors, air emissions, waste emissions or wells. Without limiting the generality of the foregoing, the term will encompass each of the following statutes and the regulations promulgated thereunder, and any similar applicable state, local or foreign Law, each as amended (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, (b) the Solid Waste Disposal Act, (c) the Hazardous Materials Transportation Act, (d) the Toxic Substances Control Act, (e) the Clean Water Act, (f) the Clean Air Act, (g) the Safe Drinking Water Act, (h) the National Environmental Policy Act of 1969, (i) the Superfund Amendments and Reauthorization Act of 1986, (j) Title III of the Superfund Amendments and Reauthorization Act, (k) the Federal Insecticide, Fungicide and Rodenticide Act and (l) the provisions of the Occupational Safety and Health Act of 1970 relating to the handling of and exposure to Hazardous Materials and similar substances.

         "EQUIPMENT LEASES" means the leases for equipment listed on SCHEDULE 4.12.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ESCROW AGENT" means McGuire, Woods, Battle & Boothe LLP.

         "ESCROW AGREEMENT" means the form of escrow agreement attached hereto as EXHIBIT E, providing the terms and conditions pursuant to which the Escrow Agent shall hold the Escrow Shares.

         "ESCROW SHARES" has the meaning set forth in Section 2.6(a).

         "ESTOPPEL AND CONSENT AGREEMENT" has the meaning set forth in Section 3.3.

         "EXCLUDED ASSETS" has the meaning set forth in Section 2.2.

         "EXCLUDED LIABILITIES" has the meaning set forth in Section 2.4.

         "FINANCIAL STATEMENTS" has the meaning set forth in Section 4.5(a).

         "GOVERNMENTAL ENTITY" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local.

         "HAZARDOUS MATERIALS" means each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance that is defined, determined or identified as hazardous or toxic under any Environmental Law or the Release of which is prohibited under any Environmental Law. Without limiting the generality of the foregoing, the term will include (a) "hazardous substances" as defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986 and regulations promulgated thereunder, each as amended, (b) "hazardous waste" as defined in the Solid Waste Disposal Act and regulations promulgated thereunder, each as amended, (c) "hazardous materials" as defined in the Hazardous Materials Transportation Act and the regulations promulgated thereunder, each as amended, (d) "chemical substance or mixture" as defined in the Toxic Substances Control Act and regulation promulgated thereunder, each as amended, (e) petroleum and petroleum products and byproducts and (f) asbestos.

         "INDEBTEDNESS" of any Person means, at any date, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business), (iv) all capital lease obligations of such Person, (v) all obligations of such Person to purchase securities or other property which arise out of or in connection with the sale of the same or substantially similar securities or property, (vi) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, bankers' acceptance or similar instrument, (vii) all obligations of others secured by a Lien on any asset of such Person, whether or not such obligation is assumed by such Person or for which such Person would be liable therefor under applicable law or any agreement or instrument by virtue of such Person's ownership interest in or other relationship with such entity, (viii) all obligations of others guaranteed by such Person, and (ix) with respect to any swaps, puts calls, collars, caps or other derivative transactions with respect to or in connection with any of the foregoing.

         "INDEMNIFIED PARTY" means any Person claiming indemnification in accordance with any provision of Article IX.

         "INTELLECTUAL PROPERTY" has the meaning set forth in Section 2.1(d).

         "INTERIM BALANCE SHEET" has the meaning set forth in Section 4.5(a).

         "INTERIM FINANCIAL STATEMENTS" has the meaning set forth in Section 4.5(a).

         "IRS" means the Internal Revenue Service of the Department of the Treasury.

         "KNOWLEDGE" as used with respect to the Seller means the actual knowledge after reasonable investigation of Morrow and Collis.

         "LAW" means any constitutional provision, statute, law, rule, regulation, Permit, decree, injunction, judgment, order, ruling, determination, finding or writ of any Governmental Entity.

         "LEASED REAL PROPERTY" has the meaning set forth in Section 2.1(h).

         "LIABILITIES" means all Indebtedness, obligations and other liabilities (or contingencies that have not yet become liabilities) of a Person (whether absolute, accrued, contingent (or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due), including, without limitation, any fines, penalties, judgments, awards, settlements respecting any judicial, administrative or arbitration proceedings, damages, losses, claims or demands with respect to any Law.

         "LIEN" means any mortgage, pledge, security interest, charge, claim or other encumbrance, other than (a) mechanics', materialmen's and similar liens with respect to amounts not yet due and payable, (b) liens for Taxes not yet due and payable, and (c) liens securing rental payments under capital lease arrangements.

         "LOSSES" has the meaning set forth in Section 10.2(a).

         "MORROW SHARES" has the meaning set forth in Section 2.9.

         "MULTIEMPLOYER PLAN" has the meaning set forth in Section 3(37) of ERISA.

         "OPTION" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock or other equity interests of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock or other equity interests of such Person or (ii) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock or other equity interests of such Person, including without limitation any rights to participate in the equity, income or election of directors or officers of such Person.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "PERMIT" means any license, permit, franchise, certificate of authority or order, or any waiver of the foregoing, issued by any Governmental Entity.

         "PER SHARE PRICE" means $7.265625.

         "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Entity.

         "PURCHASE PRICE" has the meaning set forth in Section 2.5.

         "PURCHASE TRANSACTION" has the meaning provided for in the preamble to this Agreement.

         "PURCHASED ASSETS" has the meaning set forth in Section 2.1.

         "PURCHASER" has the meaning set forth in the Preamble to this Agreement.

         "PURCHASER INDEMNIFIED PARTIES" has the meaning set forth in Section 10.2(a).

         "REAL PROPERTY LEASES" has the meaning set forth in Section 4.13.

         "REGISTRATION RIGHTS AGREEMENT" has the meaning set forth in Section
2.8.

         "RELEASE" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, storing, escaping, leaching, dumping, discarding, burying, abandoning or disposing into the environment.

         "RELEASE DATE" has the meaning set forth in Section 2.6(c).

         "RELEASE DATE DAMAGES" has the meaning set forth in Section 2.6(a).

         "RETAINED ACCOUNTS RECEIVABLE" means accounts receivable generated by Seller for work performed by Seller prior to May 1, 2000.

         "SELLER" has the meaning set forth in the Preamble to this Agreement.

         "SELLER EMPLOYEES" means, collectively, all of the employees of the Seller who as of the Closing Date are actively employed by the Seller and are listed on SCHEDULE 8.1.

         "SELLER PLAN" and "SELLER PLANS" have the meaning set forth in Section 4.17(a).

         "STOCKHOLDER INDEMNITEES" has the meaning set forth in Section 9.2(b).

         "STOCKHOLDER REGISTRATION RIGHTS" has the meaning set forth in Section 2.8.

         "TAX" means any federal, state or local net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other tax, fee, assessment or charge, including any interest, penalty or addition thereto and including any liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state or local Law), and any liability in respect of any Tax as a transferee or successor, by Law, contract or otherwise.

         "Taxing Authority" means the IRS and any governmental agency, board, bureau, body, department or authority of any United States federal, state, territorial, provincial or local jurisdiction or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

         "TAX RETURN" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and any amendment thereto or modification thereof.

         "TRANSACTION SHARES" has the meaning set forth in Section 2.5.

         "WORK IN PROGRESS" has the meaning set forth in Section 2.1(a).

         "YEAR-END FINANCIAL STATEMENTS" has the meaning set forth in Section
4.4.

                                   ARTICLE II
                                BASIC TRANSACTION

         SECTION 2.1 PURCHASE AND SALE OF PURCHASED ASSETS. Subject to the provisions of Sections 2.2 and 6.2, at the Closing the Purchaser will purchase from the Seller, and the Seller will sell, transfer, assign, convey and deliver to the Purchaser, all right, title and interest in and to all of the assets, rights and properties that are owned by the Seller, wherever such assets, rights or properties are located and whether or not such assets, rights or properties are reflected on the Interim Balance Sheet (collectively, the "PURCHASED ASSETS"), listed below in this Section 2.1, in each case as the same exist as of the Closing Date:

                  (a) all of Seller's work in progress from and after May 1, 2000, which shall include commitments for forward advertising and, in the aggregate, total at least $22,000 as listed on SCHEDULE 2.1(A) (collectively, the "WORK IN PROGRESS");

                  (b) all contracts, agreements, letter contracts, purchase orders, delivery orders, task orders, teaming agreements, leases, licenses, instruments, guaranties, bids, proposals and commitments to which the Seller is a party, including those listed on SCHEDULE 4.11 and including any confidentiality agreements between the Seller and any prospective purchaser of all or any portion of the Seller's stock or assets, all unfilled orders for the purchase of goods or services by the Seller and all unfilled orders for the sale of goods or services by the Seller (collectively, the "CONTRACTS");

                  (c) all machinery, equipment, computers and computer hardware, spare parts, furniture and fixtures owned by the Seller, and all of the interest of the Seller in the machinery and equipment used or held for use by the Seller under the Equipment Leases;

                  (d) all patents, patent disclosures, trademarks, service marks, trade dress, logos, trade names, domain names, copyrights and mask works, and all registrations, applications and associated good will for each of the foregoing, owned by the Seller, including those listed on SCHEDULE 4.15, and all computer software (including source and object codes), computer programs, computer data bases and related documentation and materials, data, documentation, trade secrets, confidential business information (including ideas, formulas, compositions, inventions, know-how, manufacturing and production processes and techniques, research and development information, drawings, designs, plans, proposals and technical data, financial, marketing and business data, and pricing and cost information), and the name "Chili Pepper", and other intellectual property rights (in whatever form or medium) owned by the Seller (collectively, the "INTELLECTUAL PROPERTY"), PROVIDED, HOWEVER, that the person(s) responsible for creating any of the foregoing works, including Collis and/or any Seller Employees, may claim credit for creating such works on their resume or in their portfolio;

                  (e) to the extent legally assignable, all Permits held by the Seller;

                  (f) all claims, deposits (including, without limitation, deposits held by the landlord pursuant to the lease for the Leased Real Property), prepayments, prepaid assets, causes of action, rights of recovery, rights of set off, rights of recoupment and attorney-client, work product and other legal privileges (to the extent relating to any of the Purchased Assets or Assumed Liabilities) of the Seller, including all rights of the Seller under any property, casualty, workers' compensation or other insurance policy or related insurance services contract to the extent such rights relate to any Assumed Liability or any casualty affecting any of the Purchased Assets;

                  (g) all books, records, ledgers, files, documents, correspondence, lists, plats, drawings, creative materials, advertising and promotional materials, studies, reports and other printed or written materials used or held for use by the Seller;

                  (h) the real property leased by the Seller pursuant to the lease agreement set forth on SCHEDULE 4.11 to this Agreement and, to the extent covered by the lease relating to such leased real property, all fixtures, machinery, installations, equipment, leasehold improvements and other property attached thereto or located thereon (collectively, the "LEASED REAL PROPERTY");

                  (i) cash of the Seller (including for this purpose all collected funds received in bank accounts owned by the Seller through 12:01 A.M., Boston, Massachusetts time, on the Closing Date in an amount not less than Twenty-Two Thousand Dollars ($22,000.00);

                  (j) prepayments made by Seller for items set forth on SCHEDULE 2.1(J) to this Agreement; and

                  (k) the extranet currently under development by Aztec Consulting.

         SECTION 2.2 EXCLUDED ASSETS. Notwithstanding the provisions of Section 2.1, the Purchased Assets will not include the following assets, rights or properties (collectively, the "EXCLUDED ASSETS"):

                  (a) any rights of the Seller or any of its Affiliates with respect to any Tax refund, carryback or carryforward for periods ending on or prior to the Closing Date;

                  (b) the Retained Accounts Receivable;

                  (c) any rights of the Seller under this Agreement or any Ancillary Document; or

                  (d) the articles of organization, bylaws, minute books, stock record books, income Tax records and other corporate records of the Seller.

         SECTION 2.3 ASSUMPTION OF LIABILITIES. Subject to the provisions of
Section 2.4, at the Closing the Purchaser will assume and become responsible for, and will thereafter pay, perform and discharge when due, the following liabilities and obligations of the Seller (collectively, the "ASSUMED LIABILITIES"):

                  (a) Seller's employee payroll obligation for the period from May 1, 2000 through the Closing Date;

                  (b) the liabilities and obligations of the Seller arising with respect to the performance after the Closing Date of the Contracts that are set forth on SCHEDULE 4.11, excluding any such liability or obligation arising out of, relating to or caused by any breach or violation of any Contract by the Seller occurring on or prior to the Closing Date;

                  (c) the liabilities and obligations of the Seller relating to employees and employee benefits solely to the extent expressly provided in
Section 8;

                  (d) subject to receipt of the Estoppel and Consent Agreement executed by the landlord of the Leased Real Property, beginning June 1, 2000, monthly rent and other items due under the lease for the Leased Real Property;

                  (e) subject to receipt of the Estoppel and Consent Agreement executed by the landlord of the Leased Real Property, beginning May 5, 2000, charges for utility services provided to the Leased Real Property;

                  (f) beginning May 5, 2000, monthly rental payments due under the Equipment Leases;

                  (g) furnishing consulting services with an approximate value of $100,000 to Aztec Consulting in connection with that entity's development of a new corporate identity;

                  (h) Seller's liabilities and obligations under the Equipment Leases; and

                  (i) ordinary course of business expenses incurred by Seller from and after May 1, 2000 that are not reflected in items (a) through (g) of this Section 2.3.

         SECTION 2.4 EXCLUDED LIABILITIES. The Purchaser will not assume or become responsible for, and the Assumed Liabilities will not include, any liability or obligation of the Seller or any of its Affiliates whatsoever other than as expressly provided in Section 2.3. Such nonassumed liabilities and obligations are referred to in this Agreement collectively as the "EXCLUDED LIABILITIES". Without limiting the generality of the foregoing, the parties acknowledge and agree that each of the following categories of liabilities and obligations will be deemed to be Excluded Liabilities for purposes of this
Agreement:

                  (a) any liability or obligation with respect to any mortgage, indenture, note, installment obligation or other instrument relating to the borrowing of money, any guarantee of any obligation, any letter of credit, bond or other indemnity;

                  (b) any liability or obligation with respect to any check or draft issued by the Seller prior to, on or after the Closing Date;

                  (c) any liability or obligation (whether assessed or unassessed) of the Seller or any of its Affiliates with respect to any Taxes, including any Taxes arising by reason of the transactions contemplated by this Agreement or any of the Ancillary Documents, as of or for any period ending prior to, on or after the Closing Date;

                  (d) any liability or obligation of any nature of the Seller, any of its Affiliates or any of their respective predecessors arising under any Environmental Law in connection with any event, transaction, condition, practice, Release or occurrence prior to, on or after the Closing Date, including any liability or obligation relating to the handling of or exposure to Hazardous Materials or similar substances by current or former employees of the Seller, any of its Affiliates or any of their respective predecessors, and including any investigative, regulatory clean-up, remedial or other liability or obligation resulting from the generation, storage, presence, use, handling, treatment, transportation, disposal or Release of any Hazardous Materials by the Seller, any of its Affiliates or any of their respective predecessors;

                  (e) except as expressly provided in Section 8 with respect to those Seller Employees accepting employment with the Purchaser, any liability or obligation relating to any current or former director, officer, employee, consultant or agent of the Seller or any of its Affiliates that arises on or prior to the Closing Date out of any aspect of the terms or conditions of the employment or other relationship of any such individual, any illness, injury or other harm of any nature arising out of the employment or other relationship of any such individual (including any illness, injury or harm resulting in any claim under any workers' compensation or similar law, whether or not reported as of the Closing Date), the termination of the employment or other relationship of any such individual, or the entitlement of any such individual, or any dependant or beneficiary of any such individual, to compensation or employee welfare or pension benefits, including severance or termination benefits, indemnification or advancement of expenses;

                  (f) any liability or obligation arising prior to, on or after the Closing Date under or in connection with any Seller Plan;

                  (g) any liability or obligation arising out of any actual or alleged interference, infringement, misappropriation or conflict with the intellectual property rights of any other Person;

                  (h) any liability or obligation arising in connection with any retroactive, retrospective or similar adjustment relating to any premium, administrative expense or other amount paid or payable with respect to any period on or prior to the Closing Date under any policy of insurance;

                  (i) any liability or obligation with respect to any pending claim, action, suit, proceeding or investigation set forth on SCHEDULE 4.16;

                  (j) except to the extent of any warranty reserve set forth in the Closing Balance Sheet, any liability or obligation arising in connection with any claim, action, suit, proceeding or investigation, whether commenced or asserted prior to, on or after the Closing Date, relating to any service rendered by the Seller on or prior to the Closing Date;

                  (k) any liability or obligation arising prior to, on or after the Closing Date in connection with any Excluded Asset or any other asset, right or property of the Seller or any of its Affiliates other than the Purchased Assets; or

                  (l) any other liability or obligation of the Seller or any of its Affiliates whatsoever other than as specifically set forth in Section 2.3.

         SECTION 2.5 PURCHASE PRICE. The aggregate amount of the purchase price (the "Purchase Price") for the Purchased Assets shall be $1,755,454.90. Purchaser shall pay the Purchase Price at Closing through the issuance to Seller at the Closing of 193,289 shares of the Purchaser's common stock, $.01 par value per share (such shares of Purchaser's common stock, $.01 par value, are referred to herein as the "Transaction Shares") on the terms and subject to the conditions set forth in this Agreement, and the delivery to Seller of a check in the amount of $351,089.53.

         SECTION 2.6  ESCROW OF A PORTION OF THE TRANSACTION SHARES.

                  (a) On the Closing Date upon receipt of the Transaction Shares, the Seller and each of the Stockholders, as collateral security for any Liability of the Seller and each of the Stockholders to Purchaser under this Agreement shall deposit with the Escrow Agent 36,242 of the Transaction Shares (the "Escrow Shares"). The Escrow Shares shall be held by the Escrow Agent until one (1) year from the Closing Date (the "Release Date").

                  (b) The Escrow Shares shall be released on the Release Date in accordance with the Escrow Agreement, provided there are no claims, Actions or Proceedings initiated against Purchaser, as the case may be, alleging that Seller or either of the Stockholders (i) is then in breach of the terms, conditions, representations, warranties or covenants of this Agreement or any of the Ancillary Documents or (ii) was in breach of this Agreement or any of the Ancillary Documents prior to the Release Date and such breach remained uncured in excess of ten (10) days after written notice of such breach was received from Purchaser. On the Release Date, if and to the extent that there is any Action or Proceeding alleging that Seller or any of the Stockholders is in breach of this Agreement or any of the Ancillary Documents or was in breach prior to the Release Date beyond the cure period provided in this Section 2.6, and damages alleged in such Action or Proceeding (together with all costs, fees (including reasonable attorneys' fees) and other expenses expected to be incurred by Purchaser in its reasonable determination) exceed the amount of Ten Thousand Dollars ($10,000), the Escrow Agent shall retain and hold the Escrow Shares in accordance with the terms of the Escrow Agreement as security pending the final determination of all such Actions or Proceedings, and the Escrow Shares shall be cancelled (based upon a price per share as determined by application of the Per Share Price) in satisfaction of any amounts to which Purchaser becomes entitled in respect of any such Action or Proceeding.

                  (c) Notwithstanding the provisions set forth in this Section 2.6, on the Release Date, and to the extent that there is any claim, Action or Proceeding alleging that Seller or any of the Stockholders is in breach of this Agreement or any of the Ancillary Documents or was in breach prior to the Release Date beyond the cure period provided in Section 2.6(b) hereof, and damages alleged in such claim, Action or Proceeding (together with all costs, fees, including reasonable attorneys fees, and other expenses expected to be incurred by Purchaser in its reasonable determination) exceed the amount of Ten Thousand Dollars ($10,000) (the "RELEASE DATE DAMAGES"), the Seller shall have the right to pay the Escrow Agent the Release Date Damages in immediately available funds. Upon payment of the Release Date Damages to the Escrow Agent, the Escrow Agent shall release such number of Escrow Shares based upon a price per share as determined by application of the Per Share Price equal to the Release Date Damages. The Escrow Agent shall hold all remaining Escrow Shares (the "BALANCE ESCROW SHARES") in accordance with the terms of the Escrow Agreement as security pending the final determination of all such claims, Actions or Proceedings, and the Balance Escrow Shares shall be cancelled (based upon a price per share as determined by the Per Share Price) in satisfaction of any amounts to which Purchaser becomes entitled in respect of any such claim, Action or Proceeding; PROVIDED, HOWEVER, that the Seller shall be entitled to pay the Escrow Agent such amounts in excess of the Release Date Damages and upon such payment the Escrow Agent shall release the Balance Escrow Shares to the Seller.

         SECTION 2.7 ALLOCATION OF PURCHASE PRICE. Within 120 days after the Closing Date, Purchaser will provide Seller copies of IRS Form 8594 and any required exhibits thereto (the "ASSET ACQUISITION STATEMENT") with the allocation of the Purchase Price and the Assumed Liabilities as determined by Purchaser. The costs of preparing the Asset Acquisition Statement and any supporting materials (including any appraisals) will be borne by the Purchaser. The Purchase Price and the Assumed Liabilities will be allocated in accordance with the Asset Acquisition Statement provided by Purchaser to Seller pursuant to this Section 2.7, and subject to the requirements of any applicable Tax Law or election, all Tax Returns and reports filed by Purchaser and Seller will be prepared consistently with such allocation.

         SECTION 2.8 REGISTRATION RIGHTS. Thirty percent (30%) of the Transaction Shares shall be entitled to non-priority piggy-back registration rights in connection with the next registration of Purchaser common stock after the Closing Date, excluding, however, the registration of Purchaser common stock issuable in connection with the conversion of Purchaser's Series B Preferred Stock and issuable upon the exercise of certain warrants issued in connection with the sale and issuance of such Series B Preferred Stock, registrations on Forms S-4, S-8 or any registration form which does not permit secondary sales, or relating to employee stock option plans, dividend reinvestment plans or Rule 145 transactions, subject to underwriter's cutback; PROVIDED, HOWEVER, that such piggy-back registration rights shall be subordinated to the registration rights of the holders of Purchaser Series A Preferred Stock and Series B Preferred Stock and to the registration rights of Intel Corporation (collectively, the "STOCKHOLDER REGISTRATION RIGHTS"). The Stockholder Registration Rights shall be further subject to the Registration Rights Agreement in the form attached hereto as EXHIBIT F (the "REGISTRATION RIGHTS AGREEMENT").

         SECTION 2.9 DEFEASANCE CONDITION. 84,564 of the Transaction Shares issued to Seller pursuant to this Agreement will be subject to conditional defeasance as provided in this Section 2.9 for a period of one (1) year following Closing (the "DEFEASANCE PERIOD"). If, except as provided in the following sentence, Collis separates from employment with Purchaser during the Defeasance Period, 84564 of the Transaction Shares, which shall be represented by certificates ______ (the "DEFEASIBLE SHARES"), shall be redeemed by Purchaser from the holder thereof for a redemption price equal to $.01 per share. The certificate(s) representing the Defeasible Shares shall be inscribed with a legend indicating that such shares are subject to conditional defeasance as provided in this Section 2.9. Purchaser, Seller and each of the Stockholders agree that the fifty percent (50%) portion of the Transaction Shares issued to Seller at the Closing and represented by certificates _____ (the "MORROW Shares") shall not be subject to redemption pursuant to this Section 2.9. If Collis remains employed by Purchaser for the entire Defeasance Period, if Purchaser terminates Collis' employment "without cause" or if Collis terminates his employment with Purchaser for "good reason" (as such terms are defined in the Employment Agreement) prior to the one (1) year anniversary of the Closing Date, the defeasance condition shall lapse on the earlier of the date of termination of employment or first anniversary of the Closing Date. This Section
2.9 shall survive execution and delivery of this Agreement and the Closing of the Purchase Transaction.

                                  ARTICLE III
                            CLOSING AND CLOSING DATE

         SECTION 3.1 CLOSING. The consummation of the transactions contemplated by this Agreement (the "CLOSING") will take place on May 12, 2000.

         SECTION 3.2 CLOSING DATE. The date on which the Closing actually takes place is referred to in this Agreement as the "CLOSING DATE". The Closing will be deemed for all purposes under this Agreement to have occurred as of 12:01 A.M., Boston, Massachusetts time, on the Closing Date.

         SECTION 3.3 DELIVERIES AT THE CLOSING. At the Closing, (a) Seller will deliver to Purchaser all of the consents of third parties other than the lessors named in the Equipment Leases required for the assignment and transfer to Purchaser of the Contracts listed on SCHEDULE 4.11 and all Permits duly assigned to or reissued in Purchaser's name as are required for Purchaser to use the Purchased Assets as used by Seller immediately prior to the Closing, (b) Seller will execute and deliver to the Purchaser a Bill of Sale in the form attached as Exhibit A (the "BILL OF SALE"), an estoppel and consent agreement for the lease agreement relating to the Leased Real Property duly executed by the landlord of the Leased Real Property in substantially the form attached as EXHIBIT B (the "ESTOPPEL AND CONSENT AGREEMENT") and the Assignment and Assumption of Lease Agreement in the form attached as EXHIBIT G (the "Assignment and Assumption of Lease Agreement"), (c) Seller will deliver to Purchaser executed Lien releases and termination statements in appropriate form terminating all Liens affecting any of the Purchased Assets, (d) Purchaser will execute and deliver to Seller an Assumption Agreement in the form attached as EXHIBIT C (the "ASSUMPTION AGREEMENT"), (e) Purchaser will execute and deliver to Collis and Collis will execute and deliver to Purchaser an Employment Agreement in the form attached as EXHIBIT D, (f) the Seller and the Stockholders will execute and deliver to Purchaser an Escrow Agreement in the form attached as EXHIBIT E, (g) Escrow Agent will execute and deliver to Purchaser an Escrow Agreement in the form attached as EXHIBIT E, (h) Purchaser will execute and deliver to Seller a Registration Rights Agreement in the form attached as Exhibit F, and (i) Purchaser will deliver the Purchase Price to Seller as specified in Section 2.5.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF SELLER AND
                                  STOCKHOLDERS

         The Seller and each of the Stockholders jointly and severally represent and warrant (except with respect to representations and warranties relating or pertaining specifically to the Stockholders, which are made by each Stockholder as to himself only) to the Purchaser that the statements contained in this
Article 4 are correct and complete as of the date of this Agreement.

         SECTION 4.1 ORGANIZATION AND QUALIFICATION. The Seller is a corporation duly organized, validly existing and in corporate good standing under the laws of the Commonwealth of Massachusetts and has all requisite power and authority to own, lease and operate its properties and to carry on its business as presently being conducted. The Seller is duly qualified to conduct business as a foreign corporation and is in good standing under the laws of each jurisdiction where such qualification is required, except where the failure to be so qualified would not have a material adverse effect on the business, financial condition, operations or results of operations of the Seller.

         SECTION 4.2 AUTHORITY; ENFORCEABILITY. Seller and each of the Stockholders (i) have the full legal capacity to execute and deliver this Agreement and the Ancillary Documents to which he or it is a party and to perform his or its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby; (ii) the execution, delivery and performance of this Agreement and the Ancillary Documents by Seller and the consummation by Seller of the transactions contemplated hereby and thereby have been duly and validly approved by such Seller, and no other action on the part of either any Stockholder or the Seller is necessary to authorize the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation by Seller and each of the Stockholders of the transactions contemplated hereby and thereby; (iii) this Agreement has been duly and validly executed and delivered by Seller and each of the Stockholders and this Agreement constitutes, and each of the Ancillary Documents to which Seller or either of such Stockholders is a party (when so executed and delivered) will constitute, legal, valid and binding obligations of Seller and such Stockholders enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

         SECTION 4.3 NONCONTRAVENTION; CONSENTS. Neither the execution and delivery of this Agreement or any of the Ancillary Documents by the Seller, nor the consummation by the Seller of the transactions contemplated hereby or thereby, will violate any Law to which the Seller is subject or any provision of the articles of organization or bylaws of the Seller. Except as set forth on
SCHEDULE 4.3 to this Agreement, neither the execution and delivery of this Agreement or any the Ancillary Documents by the Seller, nor the consummation by the Seller of the transactions contemplated hereby or thereby, will constitute a violation of, be in conflict with, constitute or create a default under or result in the creation or imposition of any Lien upon any property of the Seller pursuant to any material agreement or commitment to which the Seller is a party or by which the Seller or any of its properties is bound or is subject. Except as set forth on SCHEDULE 4.3, Seller has given all notices and obtained all material licenses, Permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to material contracts as are required in order to enable the Seller to perform its obligations under this Agreement and each of the Ancillary Documents, including all material consents and approvals required to permit it to make the transfers to the Purchaser contemplated herein and therein and to enable the Purchaser to enjoy after the Closing Date all rights and benefits presently enjoyed by the Seller in respect of the Purchased Assets. No Contract has been amended to increase the amount payable thereunder or to provide any other benefit to any other party thereto in order to obtain any such consent, approval or authorization.

         SECTION 4.4 CAPITALIZATION; OWNERSHIP OF SHARES. SCHEDULE 4.4 correctly sets forth the authorized and outstanding capital stock of the Seller and the name and number of shares held of record and beneficially owned by each Stockholder. Each Stockholder holds of record and owns beneficially all of the outstanding shares of the capital stock of the Seller indicated on SCHEDULE 4.4 as being owned by such Stockholder, free and clear of any restrictions on transfer (other than restrictions under the Securities Act of 1933, as amended, and applicable state securities laws), Taxes, Liens, options, warrants, purchase rights, contracts, commitments, equities, claims or demands. Except as set forth on SCHEDULE 4.4, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require either Stockholder to sell, transfer or otherwise dispose of any of the shares of the Seller's capital stock owned such Stockholder or that could require the Seller to issue, sell or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to the Seller. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of the Seller. The Seller does not control directly or indirectly or have any direct or indirect equity participation in any Person.

         SECTION 4.5 FINANCIAL STATEMENTS.

                  (a) Set forth as SCHEDULE 4.5(a) are correct and complete copies of (i) the compiled balance sheet of the Seller as of December 31, 1998 and December 31, 1999 and the related statements of income, shareholders' equity and cash flow for the year then ended (the "YEAR-END FINANCIAL STATEMENTS") and
(ii) the unaudited balance sheet of the Seller as of March 31, 2000 (the "INTERIM BALANCE SHEET") and the related statements of income, shareholders' equity and cash flow for the three-month period then ended (the "INTERIM FINANCIAL STATEMENTS"). The Year-End Financial Statements and the Interim Financial Statements are referred to in this Agreement collectively as the "FINANCIAL STATEMENTS". The Financial Statements present fairly the financial condition and results of operations of the Seller as of the dates and for the periods indicated therein, and are consistent in all material respects with the books and records of the Seller, which books and records are correct and complete in all material respects.

                  (b) Set forth as SCHEDULE 4.5(b) is a correct and complete list of all liability reserves as of the date of the Interim Balance Sheet. Except as set forth on SCHEDULE 4.5(b), since the date of the Interim Balance Sheet none of such reserves has been released, reduced or reclassified.

         SECTION 4.6 [RESERVED.]

         SECTION 4.7 WORK IN PROGRESS. The Work in Progress reflected on
SCHEDULE 2.1(a) (i) arose from bona fide work conducted by Seller in the ordinary course of business consistent with past practice, and (ii) are to Seller's Knowledge not subject to any valid set-off or counterclaim. Neither Seller nor the Stockholders know of any reason why the Work in Progress will not result in accounts and notes receivable that will be billable and collectible in the ordinary course of business.

         SECTION 4.8 UNDISCLOSED LIABILITIES. The Seller has no material liabilities or obligations (whether known or unknown, assessed or unassessed, absolute or contingent, liquidated or unliquidated, or due or to become due) of a type required to be reflected or reserved for on the Interim Balance Sheet, except for liabilities and obligations (a) reflected or reserved for on the Interim Balance Sheet, (b) that have arisen since the date of the Interim Balance Sheet in the ordinary course of the operation of the Seller (none of which results from, arises out of or was caused by any breach of contract, breach of warranty, tort, infringement or misappropriation of Intellectual Property or violation of Law), or (c) as set forth on SCHEDULE 4.8.

         SECTION 4.9 MATERIAL ADVERSE CHANGE. Except as set forth on SCHEDULE 4.9, since December 31, 1999, there has not been any material adverse change in the business, financial condition, operations, results of operations or future prospects of the Seller.

         SECTION 4.10 TAX MATTERS.

                  (a) All Tax Returns (including, without limitation, all United States federal, state, local and other applicable income, goods and services, and sales Tax Returns) required to have been filed by or with respect to Seller have been duly and timely filed, and such Tax Returns shall be duly and timely filed through the period from the date hereof to the Closing Date, unless extensions have been granted or the Taxes are being contested in good faith. Each such Tax Return correctly and completely reflects the Tax Liability and all other information required to be reported thereon. All Taxes due and payable by Seller have been paid (whether or not shown on any Tax Return), including all payments of estimated Taxes (taking into account any duly obtained extensions).

                  (b) The provisions for Taxes due by Seller (including those for which Tax Returns are not yet required to be filed) in the Financial Statements for the period ended on the date of the Closing Balance Sheet are sufficient for all unpaid Taxes of Seller.

                  (c) Except as set forth on SCHEDULE 4.10, Seller is not a party to any agreement extending the time within which to file any Tax Return. No claim has ever been made by any jurisdiction in which Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

                  (d) Seller has withheld or deducted all Taxes required by Law to have been withheld or deducted in connection with amounts paid or owing to any present or former employee, officer, director, shareholder, creditor, licensor, licensee, distributor, independent contractor or other third party, and Seller has duly paid all amounts so withheld or deducted to the proper recipients thereof within the times and in the manner required by such Laws.

                  (e) SCHEDULE 4.10 indicates those Tax Returns, if any, of Seller that have been audited by IRS or and any other Taxing Authorities, and indicates those Tax Returns of Seller that are currently the subject of audit. No deficiencies, adjustments or changes in assessments for any Taxes have been proposed, asserted or assessed against Seller, and Seller does not expect any Taxing Authority to assess additional Taxes against or in respect of it for any past period. Except as disclosed on SCHEDULE 4.10, (i) there are no investigations, examinations, reassessments, claims, actions, suits or proceedings threatened or pending against Seller in respect of any Taxes, nor are there any matters under discussion with the IRS or any other Taxing Authorities relating to any Taxes imposed, levied or assessed by any such Taxing Authority; and (ii) there is no dispute concerning any Tax Liability of Seller either threatened, claimed or raised by any Taxing Authority or of which Seller or any Stockholder is or reasonably should be aware. There are no Liens for Taxes upon the assets, including without limitation the Purchased Assets, or properties of Seller. The Seller has delivered to Purchaser complete and correct copies of all federal, state and local income Tax Returns filed by Seller and all Tax examination reports since Seller's formation. No issue has been raised since that date by the IRS or any other Taxing Authority in any audit of Seller which, by application of similar principles, could be expected to result in a material proposed deficiency for any period not yet audited or for periods under audit.

                  (f) Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

                  (g) Seller has not received any written ruling related to Taxes or entered into any written and legally binding agreement with the IRS or any other Taxing Authority relating to Taxes.

                  (h) Seller has no Liability for Taxes of any Person other than Seller (i) as a transferee or successor, (ii) by reason of Section 1.1502-6 of the United States Treasury Regulations or any similar provision of any other Law, (iii) by contract or (iv) otherwise.

                  (i) Seller has not been a member of a consolidated, combined, affiliated or unitary and Seller has not filed or consented to the filing of any federal, state, or local consolidated, combined, affiliated or unitary or similar return with any entity. Seller is not a party to nor is it bound by any obligations under any Tax sharing, Tax indemnity or similar agreement or arrangement. Seller is not a party to any joint venture, partnership or other arrangement that is treated as a partnership for any federal, state, or local Tax purposes.

                  (j) Seller has not made any payments, nor is it obligated to make any payments, or is a party to any contract, agreement or understanding that could, contingently or otherwise, obligate it to make any payment that would, pursuant to

Section 280G of the Internal Revenue Code, not be deductible, except as otherwise provided in this Agreement or as otherwise disclosed on SCHEDULE 4.10.

                  (k) Seller has not filed a consent under Section 341(f) of the Code.

                  (l) Seller is not a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii).

         SECTION 4.11 CONTRACTS.

                  (a) Except as set forth on SCHEDULE 4.11, the Seller is not a party to or otherwise bound by any written or oral (i) mortgage, indenture, note, installment obligation or other instrument relating to the borrowing of money, (ii) guarantee of any material obligation, (iii) letter of credit or bond, (iv) agreement for the sale or lease to any Person of any material amount of its assets, (v) agreement requiring the payment to any Person of more than $1,000 in any 12-month period for the purchase or lease of any machinery, equipment or other capital assets, (vi) agreement providing for the lease or sublease by the Seller (as lessor, sublessor, lessee or sublessee) of any material parcel of real estate, (vii) distributor, representative or brokerage contract, (viii) collective bargaining agreement, employment or consulting agreement or severance or other agreement providing for severance payments or other additional rights or benefits (whether or not optional) in the event of the sale of substantially all of the Seller's assets, (ix) joint venture, partnership, operating or similar agreement, (x) teaming agreement, (xi) agreement requiring the payment by the Seller of more than $1,000 in any 12-month period for the purchase of goods or services; (xii) license or sublicense agreement with respect to any material item of Intellectual Property (whether as licensor, licensee, sublicensor or sublicensee), or (xiii) agreement imposing non-competition or exclusive dealing obligations.

                  (b) The Seller has made available to the Purchaser correct and complete copies of each written Contract set forth on SCHEDULE 4.11, as amended to date, and a written summary setting forth the terms and conditions of each oral Contract set forth on SCHEDULE 4.11. Each Contract is a valid, binding and enforceable obligation of the Seller (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally and subject as to enforceability to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing) and is in full force and effect. Except as set forth on SCHEDULE 4.11, (i) neither the Seller nor, to the Seller's Knowledge, any other party thereto is in material breach of any term of any Contract or has repudiated any term of any Contract, (ii) no event, occurrence or condition exists that, with the lapse of time, the giving of notice, or both, would become a material default under any Contract by the Seller or, to the Seller's Knowledge, any other party thereto, and (iii) the Seller has not waived or released any of its material rights under any Contract.

         SECTION 4.12 EQUIPMENT LEASES. Included among the Contracts is every agreement and/or lease for equipment used by the Seller at the Leased Real Property, all of which are listed on SCHEDULE 4.12.

         SECTION 4.13 REAL PROPERTY.

                  (a) SCHEDULE 4.11 contains a true and correct list of (i) all the Leased Real Property, together with a copy of the leases thereto (the leases relating thereto are herein called the "Real Property Leases"), and (ii) all Liens relating to or affecting all or any of the Real Property Leases. Seller does not own, nor has it ever owned, any real property.

                  (b) Subject to the terms of the Real Property Leases, Seller has a valid and subsisting leasehold estate in and the right to quiet enjoyment of each of the Leased Real Properties leased by it for the full term of the lease thereof. Each Real Property Lease is in full force and effect and is a legal, valid and binding agreement, enforceable in accordance with its terms against Seller, there is no, nor has Seller or any Stockholder received notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. Seller does not owe brokerage, commissions or finders fees with respect to any such Real Property Lease or Leased Real Property. Seller has not assigned, sublet, transferred, hypothecated or otherwise disposed of any interest in any Real Property Lease.

                  (c) Seller has delivered to Purchaser prior to the execution of this Agreement true and complete copies of all Real Property Leases (including any amendments and renewal letters).

                  (d) There have been no material changes to the Leased Real Property since Purchaser's last inspection thereof.

                  (e) Seller's and the Stockholders' current use and operation of all Leased Real Property is in compliance with all applicable Laws (including without limitation all Laws relating to zoning and land use) and public and private covenants, restrictions and easements, and neither Seller nor any Stockholder has received notice of noncompliance with any applicable Laws.

                  (f) No Stockholder is a "foreign person," as defined in the federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act, as amended.

         SECTION 4.14 TITLE AND RELATED MATTERS. The Seller has good and marketable title to all assets and properties, other than the Intellectual Property, purported to be owned by it, free and clear of all Liens. The Seller owns the Intellectual Property free and clear of all Liens. There have been no material changes to any items of tangible personal property owned or leased by the Seller since Purchaser's last inspection thereof. The Seller owns or has the right to use pursuant to valid lease, sublease, agreement or permission all material items of tangible personal property necessary or used for the operation of the Seller's business as presently conducted. Except as set forth on SCHEDULE

4.14, each item of tangible personal property owned or used by the Seller as of the date of this Agreement will be owned or available for use by the Purchaser on substantially identical terms and conditions after giving effect to the Closing.

         SECTION 4.15 INTELLECTUAL PROPERTY.

                  (a) The only Intellectual Property owned or licensed for use or otherwise used by Seller is disclosed on SCHEDULE 4.15. No other Intellectual Property is used or necessary in the conduct of the business of Seller. Seller owns all right, title and interest in each item of such Intellectual Property disclosed on SCHEDULE 4.15, and none constitute "work-made-for-hire" for customers or clients, except for those items of software identified on SCHEDULE
4.15 which have been exclusively (other than "shrinkwrap" or similar commercial end user licenses) and irrevocably licensed to Seller in perpetuity under valid and binding license agreements, true and correct copies of which have been provided to Purchaser, which license agreements are in full force and effect (the "Intellectual Property License Agreements"). The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of the Intellectual Property License Agreements, and Seller is in compliance with, and has not breached (or would breach after notice or lapse of time) any term of, the Intellectual Property License Agreements and, to the Knowledge of Seller, all of the other parties to such Intellectual Property License Agreements are in compliance with, and have not breached, any of the terms thereof. There is no dispute between Seller and any licensor of such Intellectual Property regarding the scope of the license or performance under any applicable Intellectual Property License Agreement, including with respect to any payments to be made by Seller thereunder.

                  (b) Except as disclosed on SCHEDULE 4.15, all such Intellectual Property disclosed on SCHEDULE 4.15 is free and clear of any and all Liens. SCHEDULE 4.15 lists all of Seller's United States or foreign registrations or applications issued by, filed with or recorded by any Governmental Entity with respect to the Intellectual Property listed on SCHEDULE
4.15 (including patent, trademark, copyright and other registrations and applications), and all of such registrations and applications are valid and in full force and effect and all necessary registration, maintenance and renewal fees in connection therewith have been made and all necessary documents and certificates in connection therewith have been filed with the relevant patent, copyright, trademark or other authority in the United States, or foreign jurisdictions, as the case may be, for the purpose of maintaining the registrations or applications for registration of such Intellectual Property. Except as described on SCHEDULE 4.15, (i) there are no restrictions on the direct or indirect transfer of any such Intellectual Property subject to the terms of any license described on SCHEDULE 4.15, (ii) to the extent requested by Purchaser and to the extent such documentation exists and is available to Seller, Seller has made available to Purchaser prior to the execution of this Agreement documentation with respect to any invention, process, design, computer software and program or other know-how or trade secret or proprietary information included in such Intellectual Property, which documentation is accurate in all material respects and reasonably sufficient in detail and content to identify and explain such invention, process, design, computer software and programs or other know-how or trade secret or proprietary information, (iii) Seller reasonably believes that it has taken reasonable security measures to protect the secrecy, confidentiality and value of their trade secrets and proprietary information in light of the Intellectual Property it possesses, and (iv) Seller has not granted to any Person any license, agreement or other permission to use such Intellectual Property. Neither Seller nor any Stockholder has any knowledge that such Intellectual Property is being infringed by any other Person. Seller, to its Knowledge, is not infringing any Intellectual Property of any other Person, and no claim is pending or, to the Knowledge of Seller or any Stockholder, has been threatened to such effect or with respect to the ownership, validity, license or use of, or any infringement resulting from, Seller's Intellectual Property, or the sale of any products or services by Seller.

                  (c) No (i) product, service or publication of Seller, (ii) material published or distributed by Seller, or (iii) conduct or statement of Seller, constitutes obscene material, a defamatory statement or material, or violates any rights, including rights of publicity or privacy, of any Person.

                  (d) Except as disclosed on SCHEDULE 4.15, the information systems (including all computer hardware and software) owned, licensed or otherwise used by Seller, all products and services presently being purchased or acquired by Seller or which Seller has any Contract to purchase or acquire or are planning to purchase or acquire, and all products and services which Seller currently produces, sells or supplies, has previously produced, sold or supplied, or are planning to produce, sell or supply, are, to Seller's Knowledge, free of any "Year 2000 Problem" and any "leap year problem" such that such systems, products and services do not and will not, without requiring any modifications, experience any malfunctions or other usage problems in connection with the year 2000 (and later years) as distinct from 1900s years and any leap year.

         SECTION 4.16 LITIGATION. SCHEDULE 4.16 sets forth each instance in which the Seller is (a) subject to any unsatisfied judgment order, decree, stipulation, injunction or charge or (b) a party to or, to the Seller's Knowledge, is threatened to be made a party to any charge, complaint, action, suit, proceeding, hearing or investigation of or in any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction.
SCHEDULE 4.16 sets forth each instance in which the Seller has settled or otherwise compromised any material charge, complaint, action, suit or proceeding since January 1, 1998. There are no judicial or administrative actions, proceedings or investigations pending or, to the Seller's Knowledge, threatened that question the validity of this Agreement or any of the Ancillary Documents or any action taken or to be taken by the Seller in connection with this Agreement or any of the Ancillary Documents or that, if adversely determined, would have a material adverse effect upon the ability of the Seller to enter into or perform its obligations under this Agreement or any of the Ancillary Documents.

         SECTION 4.17 EMPLOYEE BENEFITS.

                  (a) Set forth on SCHEDULE 4.17 is a complete and correct list of all Employee Benefit Plans maintained or contributed to by Seller, Employee Benefit Plans pursuant to which Seller may have any Liability, and Employee Benefit Plans covering employees or former or retired employees of Seller ("Employees") with respect to their employment with Seller (collectively, the "Seller Plans"). Except as disclosed on SCHEDULE 4.17, each Employee Benefit Plan is in writing and true and complete copies of such Plans and any trust, custodial or other funding agreement, including all amendments thereto relating to such Employee Benefit Plans, have heretofore been delivered to Purchaser.

                  (b) As to each of the Employee Benefit Plans that is a retirement, savings or other pension plan as defined in Section 3(2) of ERISA, Seller has complied, in all material respects, with all applicable laws and regulations in administering such plans, including specifically the provisions of ERISA and the qualification provisions of Section 401 of the Internal Revenue Code. No non-exempt prohibited transaction, as defined in Section 4975 of the Internal Revenue Code, has occurred with respect to any such Employee Benefit Plans and no such Employee Benefit Plan has incurred any accumulated funding deficiency, as defined in Section 412 of the Internal Revenue Code, whether or not waived. There has not been, with regard to any such Employee Benefit Plan, any reportable event, as defined in Section 4043(b) of ERISA, that is required to be reported to the PBGC by law or regulation. The fair market value of the assets of each such Employee Benefit Plan that is subject to Title IV of ERISA equals or exceeds the present value of all benefits accrued under such Employee Benefit Plan, whether or not vested, based on the actuarial assumptions that would be used by the PGBC if the Employee Benefit Plan were terminated as of the date of this Agreement and as of the Closing Date. As to each of the Employee Benefit Plans that is a health, severance, insurance, disability and other employee welfare Employee Benefit Plan, and all other employee benefit plans and programs as defined in Section 3(1) of ERISA (including without limitation the plans listed in Section 3.14(a)), Seller has complied, in all material respects, with all applicable laws and regulations in the administration thereof including, without limitation, the provisions of ERISA when applicable. Seller has not terminated any Employee Benefit Plan or incurred any material liability to the PBGC under Title IV of ERISA and, to the Knowledge of each of the Seller, no condition exists that could reasonably be expected to cause Purchaser to incur any such liability. All premiums payable to the PBGC have been paid when due.

                  (c) All required employer contributions, premium payments and source-deducted Employee contributions under the Employee Benefit Plans have been made or will be timely made and remitted to the funding agents thereunder. All such contributions to the Employee Benefit Plans for any period ending before the Closing Date that are not yet, but will be, required to be made, are properly accrued and reflected on the Closing Balance Sheet or are disclosed on
SCHEDULE 4.17. No oral or written promise, commitment or representation has been made by any Stockholder or Seller (i) to amend any of the Employee Benefit Plans or to provide increased benefits thereunder to any of Seller's present or former employees, independent contractors, directors, officers or shareholders, except pursuant to the requirements, if any, of the Employee Benefit Plans or any collective bargaining agreements, (ii) to establish any new Employee Benefit Plans, or (iii) to fund or continue any Employee Benefit Plan beyond the Closing Date. Except as set forth on SCHEDULE 4.17, each Employee Benefit Plan can be terminated on the Closing Date without making any additional contribution to such Employee Benefit Plan other than normal contributions with respect to the current plan year.

                  (d) Except as set forth in on SCHEDULE 4.17, each Employee Benefit Plan has been maintained, operated and administered in compliance with its terms and all related documents or agreements and in compliance with all applicable Laws, and all filings required to be made with any Governmental Entity with respect to each Employee Benefit Plan have been duly and timely filed, including without limitation annual reports on Form 5500 Series. Any non-compliance or failure properly to administer a Employee Benefit Plan or related trust or fund has not exposed such Employee Benefit Plan or related trust or fund or Seller, nor could it result in any exposure of Purchaser, to any Taxes, penalties or Liabilities to any Person, or expose the Employee Benefit Plan to disqualification or the trust or fund to loss of tax exempt status.

                  (e) There is no pending or threatened claim (other than claims for benefits in the ordinary course), assessment, complaint, proceeding or investigation of any kind before any Governmental Entity with respect to any Employee Benefit Plan.

                  (f) All insurance premiums required with respect to any Employee Benefit Plan up to the Closing Date have been or shall be paid on or prior to the Closing Date, and, with respect to any such insurance policy, there shall be no Liability of Seller or Purchaser in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent Liability arising wholly or partially out of events occurring prior to the Closing Date.

                  (g) All benefits, expenses and other amounts due and payable to or under any Employee Benefit Plan, and all contributions, transfers or payments required to be made to any Employee Benefit Plan, have been paid when due.

                  (h) No Employee Benefit Plan provides benefits, including, without limitation, death or medical benefits, beyond termination of service or retirement other then (i) coverage mandated by Law, (ii) death or retirement benefits under any Employee Benefit Plan that is a pension plan as defined in
Section 3(2) of ERISA, or (iii) deferred compensation benefits reflected on the books of Seller and described on SCHEDULE 4.17.

                  (i) Neither Seller nor any Employee Benefit Plan has agreed to guarantee or indemnify the performance of any Person with respect to any Employee Benefit Plan.

                  (j) As a result of the consummation of the Purchase Transaction, neither Seller nor Purchaser shall be obligated to make a payment to any individual with respect to severance or compensation for personal services (other than salary and benefits at current rates for services performed), nor shall any benefit under any Employee Benefit Plan be accelerated or become vested, including without limitation any Options or similar rights to stock.

         SECTION 4.18 EMPLOYEE RELATIONS. There is no labor organization that has been recognized as the collective bargaining representative of any employees of the Seller, there are no controversies pending or, to the Seller's Knowledge, threatened between the Seller and any current or former employee of the Seller or any labor or other collective bargaining unit representing any current or former employee of the Seller that could reasonably be expected to result in a labor strike, dispute, slow-down or work stoppage or otherwise have a material adverse effect on the financial condition of the Seller. The Seller is not aware of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Seller. To the Seller's Knowledge, no executive, key employee or group of employees of the Seller has any plan to terminate employment with the Seller.

         SECTION 4.19 ENVIRONMENTAL MATTERS. Except as set forth on SCHEDULE 4.19, (a) the Seller has complied in all material respects with all Environmental Laws in connection with the ownership, use, maintenance and operation of the Leased Real Property and otherwise in connection with its operation of its business, (b) the Seller has no material liabilities, whether contingent or otherwise, under any Environmental Law with respect to the operations or properties of the Seller, (c) no notices of any alleged violation of, alleged non-compliance with or any liability under any Environmental Law relating to the operations or properties of the Seller have been received by the Seller since January 1, 1998, (d) there are no administrative, civil or criminal writs, injunctions, decrees, orders or judgments outstanding or any administrative, civil or criminal actions, suits, claims, proceedings or investigations pending or, to the Seller's Knowledge, threatened, relating to compliance with or liability under any Environmental Law affecting the Seller,
(e) no material changes or alterations in the practices or operations of the Seller as presently conducted are anticipated to be required under any Environmental Law or Permit issued to pursuant to any Environmental Law, and (f) no audits or other reviews of the properties or operations of the Seller pertaining to compliance with or liabilities under any Environmental Laws have been performed.

         SECTION 4.20 LEGAL COMPLIANCE. Except as set forth on SCHEDULE 4.20, the Seller has complied in all material respects with all applicable Laws in connection with the operation of its business and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against or, to the Seller's Knowledge, has been threatened against the Seller alleging any failure to so comply.

         SECTION 4.21 PERMITS. The Seller holds all material Permits that are required by any Governmental Entity to permit it to conduct its business as presently conducted and to operate the Purchased Assets as they are presently operated. Each such material Permit is listed on SCHEDULE 4.21. No suspension, cancellation or termination of any of such material Permit is pending or, to the Seller's Knowledge, threatened.

         SECTION 4.22 [RESERVED.]

         SECTION 4.23 AFFILIATE AGREEMENTS. SCHEDULE 4.23 sets forth a list of all written contracts and agreements outstanding as of the date of this Agreement, and a brief description in reasonable detail of all oral agreements or arrangements, that relate to (a) the provision of products or services to the Seller by any Affiliate of the Seller or (b) the provision of products or services by the Seller to any Affiliate of the Seller. The Seller has delivered to the Purchaser correct and complete copies of each such written agreement, as amended to date.

         SECTION 4.24 INSURANCE. SCHEDULE 4.24 contains a correct and complete list of all material policies of insurance under which the Seller is insured. All such policies are in full force and effect, are sufficient for compliance with all applicable requirements of Law and all agreements to which the Seller is a party or subject, and provide insurance coverage of the assets, operations and employees of the Seller.

         SECTION 4.25 BANK ACCOUNTS AND POWERS. SCHEDULE 4.25 lists each bank, trust company, savings institution, brokerage firm, mutual fund or other financial institution with which the Seller has an account or safe deposit box and the names and identification of all Persons authorized to draw thereon or to have access thereto. SCHEDULE 4.25 lists the names of each Person holding powers of attorney or agency authority from the Seller and a summary of the terms thereof.

         SECTION 4.26 [RESERVED.]

         SECTION 4.27 [RESERVED.]

         SECTION 4.28 BROKERS' FEES. The Seller and its Affiliates have no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Purchaser or any of its Affiliates could become liable or obligated.

         SECTION 4.29 INVESTMENT REPRESENTATIONS. The Seller and each Stockholder represents, warrants and agrees with Purchaser that:

                  (a) He, she or it has been advised by Purchaser that the Transaction Shares to be acquired pursuant to this Agreement will not be registered under the Securities Act except as provided herein and the issuance to the Seller of such stock is being made on the basis of an exemption afforded under the Securities Act and Purchaser's reliance on such statutory exemption is based in part on the representations made herein by the Seller and the Stockholders.

                  (b) He, she and it is either an "Accredited Investor", as defined in Rule 501 of Regulation D promulgated under the Securities Act ("Reg. D") or has been advised by a "Purchaser Representative" (as defined in Reg. D) in connection with the issuance of the Transaction Shares pursuant to this Agreement. Seller and each such

Stockholder, or if he, she or it is not an Accredited Investor, as advised by his, her or its Purchaser Representative, has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risk of Transaction Shares, and is able to bear the economic risk of such investment.

                  (c) He, she and it is familiar with the condition, financial or otherwise of Purchaser and its affairs as he, she or it has deemed necessary to evaluate the merits and risk of Seller becoming a stockholder of Purchaser and acknowledges that Purchaser has offered to make available and has, when requested, made available, such additional information that would be provided in a registration statement under the Securities Act and granted access to such reasonable additional information necessary to verify the accuracy of all information furnished.

                  (d) He, she and it, as advised by legal counsel, (i) is familiar with the nature of the limitations imposed by the Securities Act, and the rules and regulations promulgated thereunder, on the transfer of the Transaction Shares, (ii) understands that the Transaction Shares must be held by the Seller indefinitely unless a disposition thereof is registered under the Securities Act, or in the opinion of counsel to the Seller (reasonably acceptable to Purchaser) in form and substance satisfactory to Purchaser's counsel (a signed copy of which opinion shall have been delivered to Purchaser prior to the disposition of any shares of Transaction Shares), is exempt from registration under the Securities Act, including a disposition in accordance with all the requirements and limitations of Rule 144 promulgated under the Securities Act, and complies with other applicable federal and state securities Laws.

                  (e) The Seller will acquire the Transaction Shares for its own account, for investment and not with a view to the distribution or resale thereof within the meaning of the Securities Act, nor with any present intention of selling or distributing the same.

                  (f) The Seller will not transfer any shares of Purchaser Common Stock except in compliance with the terms and provisions of this Section 4.29.

                  (g) The Seller agrees that each certificate to be received by it representing Transaction Shares will bear the following legend:

                           'THE SECURITIES REPRESENTED BY THIS
                  CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY OTHER APPLICABLE SECURITIES LAWS."

         In addition to marking the certificates with the above legend, the Seller and each of the Stockholders agrees that Purchaser is authorized to notify its transfer agent of the status of the Transaction Shares and to take such action, including stop transfer instructions, as Purchaser in its sole discretion may deem necessary or proper to prevent the violation of the Securities Act or other securities Laws and to assure compliance with the terms of this Agreement.

         SECTION 4.30 FULL DISCLOSURE. No representation or warranty of the Seller and/or the Stockholders contained in this Agreement or any of the Ancillary Documents contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. There is no fact that the Seller has not disclosed to the Purchaser in writing that the Seller and/or the Stockholders presently believes has or will have a material adverse effect on the business, financial condition, operations, results of operations or future prospects of the Seller or a material adverse effect on the ability of the Seller to perform this Agreement and the Ancillary Agreements to which it is a party.

                                   ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         The Purchaser represents and warrants to the Seller that the statements contained in this Section 5 are correct and complete as of the date of this Agreement.

         SECTION 5.1 ORGANIZATION. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         SECTION 5.2 AUTHORIZATION OF TRANSACTION. The Purchaser has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and each of the Ancillary Documents and to perform its obligations hereunder and thereunder. This Agreement constitutes, and each of the Ancillary Documents when executed and delivered by the Purchaser will constitute, the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms and conditions.

         SECTION 5.3 NONCONTRAVENTION; CONSENTS. Neither the execution and the delivery of this Agreement or any of the Ancillary Documents by the Purchaser, nor the consummation by the Purchaser of the transactions contemplated hereby or thereby, will violate any Law to which the Purchaser is subject or any provision of the charter or bylaws of the Purchaser. Neither the execution and delivery of this Agreement or any of the Ancillary Documents by the Purchaser, nor the consummation by the Purchaser of the transactions contemplated hereby or thereby, will constitute a violation of, be in conflict with or constitute or create a default under, any agreement or commitment to which the Purchaser is a party or by which the Purchaser or any of its properties is bound or is subject. The Purchaser has given all required notice and obtained all licenses, Permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities as are required in order to enable the Purchaser to perform its obligations under this Agreement and each of the Ancillary Documents.

         SECTION 5.4 LITIGATION. There are no judicial or administrative actions, proceedings or investigations pending or, to the Purchaser's knowledge, threatened that question the validity of this Agreement or any of the Ancillary Documents or any action taken or to be taken by the Purchaser in connection with this Agreement or any of the Ancillary Documents or that, if adversely determined, would have a material adverse effect upon the Purchaser's ability to enter into or perform its obligations under this Agreement or any of the Ancillary Documents.

         SECTION 5.5 CAPITAL STRUCTURE. As of the date hereof, the authorized capital stock of Purchaser consists of 50,000,000 shares of Purchaser Common Stock, par value $.01 per share, and 5,000,000 shares of Preferred Stock, of which 12,862,841 and 98,347 shares, respectively, were issued and outstanding as of April 26, 2000. Such outstanding shares of Purchaser Common Stock are, and the Transaction Shares to be issued pursuant to this Agreement will be, upon consummation of the Purchase Transaction in accordance with this Agreement, validly issued, fully paid and nonassessable and not subject to preemptive rights. As of the date hereof, except as set forth on SCHEDULE 5.5, there are no Options to which Purchaser is a party or by which it is bound obligating Purchaser to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Purchaser

         SECTION 5.6 BROKERS' FEES. The Purchaser and its Affiliates have no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Seller or any of its Affiliates could become liable or obligated. Purchaser

         SECTION 5.7 FILINGS. To the Purchaser's knowledge, it has filed all required reports, schedules, forms, statements and other documents with the Securities and Exchange Commission (the "Commission") (any of the foregoing are referred to herein as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the Commission promulgated thereunder applicable to such SEC Documents, and to the Purchaser's knowledge, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document has been revised or superseded by a later-filed SEC Document, to the Purchaser's knowledge, none of the SEC Documents currently contains any untrue statement of a material fact at the time that it was made or omits to state any material fact required to be stated therein or necessary in order to make the statements therein as of the date thereof, in light of the circumstances under which they were made, not misleading.

         SECTION 5.8 FULL DISCLOSURE. No representation or warranty of the Purchaser contained in this Agreement or any of the Ancillary Documents contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. There is no fact that the Purchaser has not disclosed to the Seller in writing that the Purchaser presently believes has or will have a material adverse effect on the business, financial condition, operations, results of operations or future prospects of the Purchaser or a material adverse effect on the ability of the Purchaser to perform this Agreement and the Ancillary Documents to which it is a party.

         SECTION 5.9 ABSENCE OF CHANGES. Since April 14, 2000 (the date on which the Purchaser filed its Form 10-KSB/A), the Purchaser has conducted its operations in the ordinary course of business consistent with past practice and there has not been any material adverse change, or any event or development which, individually or together with other such events or developments, could reasonably be expected to resolve in a material adverse change in the business, operations, assets, Liabilities or results of operations of the Purchaser.

         SECTION 5.10 NO UNDISCLOSED LIABILITIES. Since April 14, 2000 (the date on which the Purchaser filed its Form 10-KSB/A), there are no Liabilities of, relating to or effecting the Purchaser or assets used in the business of the Purchaser other than Liabilities incurred in the ordinary course of business consistent with past practice since April 14, 2000, which in the aggregate have not had a material adverse effect on the Purchaser's business.

                                   ARTICLE VI
                             POST-CLOSING COVENANTS

         The parties agree as follows with respect to the period following the Closing Date.

         SECTION 6.1 GENERAL. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as the other party reasonably may request, at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Section 10).

         SECTION 6.2 POST-CLOSING CONSENTS; NONASSIGNABLE CONTRACTS.

                  (a) The Seller will continue to use its commercial reasonable efforts after the Closing Date to obtain at the Seller's expense all third party consents that are not obtained prior to the Closing Date and that are required in connection with the transactions contemplated by this Agreement.

                  (b) To the extent that any Contract is not capable of being transferred by the Seller to the Purchaser pursuant to this Agreement without the consent of a third party (including a Governmental Entity) and such consent is not obtained prior to Closing, or if such transfer or attempted transfer would constitute a breach or a violation of any Law, nothing in this Agreement will constitute a transfer or an attempted transfer thereof.

                  (c) In the event that any required consent is not obtained on or prior to the Closing Date, the Seller will use its commercially reasonable efforts to (i) provide to the Purchaser the benefits of the applicable Contract,
(ii) cooperate in any reasonable and lawful arrangement designed to provide such benefits to the Purchaser and (iii) enforce at the request of the Purchaser and for the account of the Purchaser any rights of the Seller arising from any such Contract (including the right to elect to terminate such Contract in accordance with the terms thereof upon the request of the Purchaser).

                  (d) The Purchaser will perform the obligations arising under all Contracts referred to in Section 6.2(b) for the benefit of the Seller and the other party or parties thereto, except for any obligation under such Contract that constitutes an Excluded Liability.

         SECTION 6.3 LITIGATION SUPPORT.

                  (a) In the event and for so long as any party is actively contesting or defending against any charge, complaint, action, audit, suit, proceeding, hearing, investigation, claim or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date, the other party will cooperate with the contesting or defending party and its counsel in the contest or defense, make available its personnel and provide such testimony and access to its books and records as may be necessary in connection with the contest or defense, at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Section 10).

                  (b) The Purchaser will maintain all original books, records, files, documents, papers and agreements pertaining to the operations of the Seller as conducted prior to the Closing Date that are included in the Purchased Assets for at least five (5) years following the Closing Date or such longer period as may be required by Law. The Seller will maintain all original books, records, files, documents, papers and agreements pertaining to the operations of the Seller as conducted prior to the Closing Date that are not included in the Purchased Assets for at least five (5) years following the Closing Date or such longer period as may be required by Law. Each of the Seller and the Purchaser agrees that before destroying or discarding any materials required to be retained pursuant to this Section 6.3(b), it will notify the other party in writing (which notice will include a description of the materials to be destroyed or discarded) and such other party may, at its expense, remove or make copies of such materials within 90 days following the date of such written notice. In the event the other party has not removed such materials within such 90-day period, the party desiring to destroy or discard such materials may proceed with such action without any liability to the other party.

                  (c) The Seller acknowledges and agrees that all attorney-client, work product and other legal privileges that may exist with respect to any of the Purchased Assets or Assumed Liabilities are included in the Purchased Assets being acquired by the Purchaser pursuant to this Agreement and, from and after the Closing Date, will be the sole and exclusive right and privilege of the Purchaser. The Seller accordingly acknowledges and agrees that it and its Affiliates will have no right or power after the Closing Date to assert or waive any such privilege. The Seller agrees that it will, and will cause its Affiliates to, take any actions reasonably requested by the Purchaser, at the sole cost and expense of the Purchaser unless the Purchaser is entitled to indemnification therefor under the provisions of
Section 10, in order to permit the Purchaser to preserve and assert any such privileges.

         SECTION 6.4 AGREEMENTS REGARDING TAX MATTERS.

                  (a) The Seller and the Purchaser will each provide the other party with such assistance as may reasonably be requested in connection with the preparation of any Tax Return, audit or other examination by any taxing authority or judicial or administrative proceeding relating to liability for Taxes, will each retain and provide to the other party all records and other information that may be relevant to any such Tax Return, audit or examination, proceeding or determination and will each provide the other party with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any Tax Return of the other party for any period. Without limiting the generality of the foregoing, each of the Purchaser and the Seller will retain, until the expiration of the applicable statutes of limitation (including any extensions thereof) copies of all Tax Returns, supporting work schedules and other records relating to Tax periods or portions thereof ending on or prior to the Closing Date.

                  (b) The parties agree that the Purchaser will employ individuals who immediately before the Closing Date were employed by the Seller. The parties agree that the responsibility for the reporting of payroll Taxes with respect to each individual employed by the Purchaser who had been employed by the Seller will be assigned under the Alternative Procedure described in
Section 5 of Revenue Procedure 96-68.

         SECTION 6.5 CONFIDENTIAL INFORMATION. For a period of five (5) years after the Closing Date, the Seller and each Stockholder will treat and hold as such, and will not use for the benefit of themselves or others, any Confidential Information. In the event the Seller or either Stockholder is requested or required (by oral request or written request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, then the Seller or such Stockholder will notify the Purchaser promptly in writing of the request or requirement so that the Purchaser may seek an appropriate protective order or waive compliance with this Section 6.5. If, in the absence of a protective order or receipt of a waiver hereunder, the Seller or such Stockholder is, on the advice of outside counsel, compelled to disclose any Confidential Information to any third party, including without limitation, any Governmental Entity or else stand liable for contempt, then the Seller or such Stockholder may disclose such Confidential Information to such third party, provided that the Seller or such Stockholder will use its reasonable commercial efforts to obtain at the request of the Purchaser an order or other assurance that confidential treatment will be accorded to such Confidential Information.

         SECTION 6.6 SOLICITATION OF EMPLOYEES. Without the Purchaser's prior written consent, for a period of two (2) years after the Closing Date, the Seller and the Stockholders will not, directly or indirectly through any other Person, solicit the employment of or hire (as an employee, consultant, employee of a third party employee leasing company or otherwise) any employee of the Seller employed by the Purchaser.

         SECTION 6.7 POST-CLOSING RECEIPTS. In the event that any party after the Closing Date receives any funds properly belonging to any other party in accordance with the terms of this Agreement, the receiving party will promptly so advise such other party, will segregate and hold such funds in trust for the benefit of such other party and will promptly deliver such funds, together with any interest earned thereon, to an account or accounts designated in writing by such other party. Purchaser.

         SECTION 6.8 CORPORATE EXISTENCE OF SELLER. During that period of time beginning on the Closing Date and continuing through and including the Release Date, the Stockholders shall maintain the Seller as a Massachusetts corporation in good standing and, in connection therewith, shall make all necessary filings and pay all necessary taxes, fees and expenses required by a Massachusetts corporation to maintain good standing. In exchange for the covenants set forth in the previous sentence, Purchaser has agreed to compensate Seller in the amount of Three Thousand Dollars ($3,000.00), for expenses incurred to maintain Seller's existence as a Massachusetts corporation. The compensation referred to in the previous sentence involved a reduction from Twenty-Five Thousand Dollars ($25,000.00) to Twenty-Two Thousand Dollars ($22,000.00) in the amount of working capital acquired by Purchaser from Seller in the Purchase Transaction.

                                  ARTICLE VII
                              ADDITIONAL AGREEMENTS

         SECTION 7.1 NOTICE OF TRANSFER; MAIL RECEIVED AFTER CLOSING. Following the Closing, Purchaser and Seller shall cooperate to provide notice to the customers, suppliers, vendors and other Persons having business relations with the business conducted by Seller prior to May 1, 2000, that the Purchased Assets have been transferred. All mail received by Purchaser addressed to Seller shall be promptly forwarded to Seller. Seller shall promptly open the mail and, in the event the mail relates to the Purchased Assets or the business conducted by Seller or Purchaser subsequent to May 1, 2000, Seller shall promptly return such mail to Purchaser (after making any copies reasonably required for Seller's records) and Purchaser may thereafter deal with the contents thereof in its discretion to the extent that such mail and the contents thereof relate to the Purchased Assets or such business. Seller shall deliver to Purchaser, promptly after receipt by Seller, copies of all mail received by Seller addressed to Purchaser, whether or not such mail relates to the Purchased Assets or the business conducted by Seller or Purchaser subsequent May 1, 2000.

         SECTION 7.2 RETENTION OF BOOKS AND RECORDS. To the extent documents and records pertaining to the periods before the Closing are included in the Purchased Assets, Purchaser will retain and maintain, in an organized and retrievable manner, all documents and records pertaining to the periods before the Closing in accordance with standards of commercial reasonableness. Purchaser will retain and maintain all machine-sensible records, such as computer tapes, disks, diskettes, etc., which are considered books and records within the meaning of Internal Revenue Code
Section 6001, in accordance with Internal Revenue Procedure 91-59 or such amending or superseding guidance as issued by the Internal Revenue Service. Purchaser will make available such documents and records, machine sensible records, computer time, and assistance from Purchaser's personnel as may be requested by Seller in order to expeditiously comply with all pertinent requests from the Internal Revenue Service and state taxing authorities which relate to periods prior to the Closing Date and to permit Seller to contest or defend against any charge, complaint, action, audit, suit, proceeding, hearing, investigation, claim or demand.

         SECTION 7.3 BULK TRANSFER LAW. Seller and Purchaser hereby waive compliance with the Massachusetts bulk transfer law in connection with the transactions contemplated by this Agreement. Seller shall indemnify and hold Purchaser harmless from any and all claims made by creditors of Seller relating to provisions of the Massachusetts bulk transfer law and from all costs (including reasonable attorneys fees) incurred in the defense of any claims made under such law. In the event Seller's creditors assert claims arising out of the Massachusetts bulk transfer law against Purchaser or the Purchased Assets, Purchaser shall have the right to set off against the Escrow Shares for all expenses incurred in connection with such claims; PROVIDED, HOWEVER, that as a condition to Purchasers' right to set off, Purchaser shall provide Seller with written notice of such creditor's claim and Seller shall have a period not to exceed thirty (30) days from the date of the notice in which to satisfy such claim. In addition, on the Closing Date, Seller shall provide Purchaser with a list of Seller's creditors holding claims or rights for monies due in connection with the Business conducted prior to May 1, 2000 or any of the Purchased Assets, and actual or estimated amounts owed to each such creditor, accurate and complete as of the Closing Date, which shall be attached hereto and incorporated herein as SCHEDULE 7.3. At or immediately following the Closing, Seller covenants and agrees to pay those of Seller's creditors identified on SCHEDULE
7.3 as pay-off recipients.

         SECTION 7.4 PURCHASER'S INDEMNITY OBLIGATION FOR EQUIPMENT LEASE GUARANTIES. The Stockholders have entered into certain guaranty agreements guaranteeing performance by Seller under the Equipment Leases. Purchaser has assumed Seller's rights, liabilities and obligations under the Equipment Leases and in connection with such assumption will indemnify each of the Stockholders from any loss suffered by such Stockholder under his Equipment Lease guaranties arising out of Purchaser's failure to satisfy after the Closing all of the liabilities and obligations assumed by Purchaser with respect to the Equipment Leases. This Section 7.4 shall survive Closing until such time as the liabilities and obligations assumed by Purchaser under the Equipment Leases have been satisfied.

                                  ARTICLE VIII
                        EMPLOYMENT AND EMPLOYEE BENEFITS

         SECTION 8.1 EMPLOYMENT.

                  (a) As of the Closing Date, the Purchaser will offer continued employment, without termination, to the Seller Employees listed on SCHEDULE 8.1 (the "Seller Employees"). The Purchaser agrees that, for a period of one year following the Closing Date, the Seller Employees will be provided annual cash compensation and employee benefit levels which, in the aggregate, are substantially equivalent to annual cash compensation and employee benefit levels which were provided by the Seller immediately prior to the date of this Agreement.

                  (b) The Seller hereby authorizes the Purchaser to enter into discussions with and to advise the Seller Employees concerning the terms of any future employment of such individuals by the Purchaser and agrees to permit the Purchaser reasonable access to the Seller Employees for this purpose. Upon request of the Purchaser, the Seller will provide the Purchaser with reasonable access to data (including computer data) regarding the ages, dates of birth, compensation and job description of the Seller Employees.

                  (c) The Seller Employees offered employment by the Purchaser will be deemed employees at will and nothing expressed or implied herein will obligate the Purchaser to provide continued employment to any such Seller Employee for a specified period of time following the Closing Date. The Purchaser will be the sole judge of the number, identity and qualifications of employees necessary for the conduct of its business operations and, except as expressly provided in this Section 8, the Purchaser's employment of the Seller Employees will be on such terms and conditions as the Purchaser, in its sole discretion, may from time to time determine.

         SECTION 8.2 BENEFIT TRANSITION. The Purchaser will include all Seller Employees employed by the Purchaser in employee benefit plans offered by Purchaser to its employees. Each of the Seller Employees shall retain his or her vacation days accrued as an employee of the Seller and shall be entitled to use such vacation days following the Closing Date pursuant to a schedule approved by the Purchaser.

         SECTION 8.3 NO THIRD PARTY RIGHTS.

                  (a) Nothing expressed or implied in this Section 8 will confer upon any employee of the Seller, the Purchaser or any of their respective Affiliates, or upon any legal representative of such employee, any rights or remedies, including any right to employment or continued employment for any specified period, of any nature or kind whatsoever under or by reason of this Agreement.

                  (b) Nothing in this Agreement will be deemed to confer upon any individual, or any dependent or beneficiary thereof, any rights under or with respect to any plan, program or arrangement described in or contemplated by this Section 8, and each individual, and each dependent and beneficiary thereof, will be entitled to look only to the express terms of any such plan, program or arrangement for his or her rights thereunder.

                  (c) Nothing in this Agreement will cause the Purchaser or its Affiliates or the Seller or its Affiliates to have any obligation to provide employment or any employee benefits to any individual who is not a Seller Employee or to continue to employ any Seller Employee for any period of time following the Closing Date.

                  (d) Nothing in this Agreement will cause duplicate benefits to be paid or provided to or with respect to any Seller Employee under any employee benefit policies, plans, arrangements, programs, practices or agreements. References herein to a benefit with respect to a Seller Employee will include, where applicable, benefits with respect to any eligible dependents and beneficiaries of such Seller Employee under the same employee benefit policy, plan, arrangement, program, practice or agreement.

                  (e) Except for as otherwise expressly provided in this Section 8, nothing in this Agreement will limit or restrict in any way the right of the Seller or the Purchaser to modify, amend, terminate or establish employee benefit plans or arrangements in whole or in part at any time after the Closing Date.

         SECTION 8.4 GRANT OF OPTIONS. Each of the Seller Employees shall receive at Closing, or as soon thereafter as the Compensation Committee of the Purchaser is able to act, an option to purchase, pursuant to the Purchaser's 1998 Stock Plan, the number of shares of Purchaser common stock listed beside his or her name on SCHEDULE 8.1.

                                   ARTICLE IX
                     REMEDIES FOR BREACHES OF THIS AGREEMENT

         SECTION 9.1 SURVIVAL. Notwithstanding any right of Purchaser (whether or not exercised) to investigate the affairs of Seller or each Stockholder or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement or the waiver of any provision hereof, Seller, on the one hand, and Purchaser, on the other, have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations, warranties, covenants and agreements of Seller, the Stockholders, and Purchaser contained in this Agreement shall survive the Closing (a) for a period equal to the applicable statute of limitations with respect to the representations and warranties contained in Sections 4.3, 4.10,4.20, 4.17 and 4.21 ; and (b) for a period of three (3) years after the Closing Date with respect to all other representations and warranties; provided, however, that any representation, warranty, covenant or agreement that would otherwise terminate will continue to survive if a Claim Notice or Indemnity Notice (as applicable) shall have been timely given under Article X on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in this Article IX, but only with respect to matters described in the Claim Notice or Indemnity Notice.

         SECTION 9.2 INDEMNIFICATION.

                  (a) The Seller and each of the Stockholders, jointly and severally, shall indemnify Purchaser and its stockholders and the officers, directors, employees, agents and Affiliates of Purchaser (in each case, other than the Stockholders) (collectively, the "Acquisition Indemnitees"), in respect of, and hold each of them harmless from and against, and shall pay any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any misrepresentation or breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Seller or any of the Stockholders contained in this Agreement or any of the Ancillary Documents (including, without limitation, any certificate delivered in connection herewith or therewith) during any applicable survival period pursuant to Section 9.1 above, to the extent such Losses arise from the act or omission of Seller or the Stockholders after the Closing Date, in an amount up to and including the value of the Escrow Shares, to be satisfied by cancellation of the Escrow Shares to the extent necessary to satisfy the Stockholders indemnity obligations hereunder.

Purchaser agrees to indemnify the Seller and its stockholders and the officers, directors, employees, agents and Affiliates of Seller (the "Stockholder Indemnitees"') in respect of, and hold each of them harmless from and against, and shall pay any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any misrepresentation or breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Purchaser contained in this Agreement or the Ancillary Documents (including, without limitation, any certificate delivered in connection herewith or therewith) during any applicable survival period pursuant to Section 9.1 above, to the extent such Losses arise from the act or omission of Purchaser after the Closing Date in an amount up to and including, but not exceeding the value of the Escrow Shares.

         SECTION 9.3 METHOD OF ASSERTING CLAIMS. All claims for indemnification by any Indemnified Party under this Article IX will be asserted and resolved as follows:

                  (a) In order for an Indemnified Party to be entitled to any indemnification provided for under this Article IX in respect of, arising out of or involving a claim or demand made by any Person not a party to this Agreement against the Indemnified Party (a "Third Party Claim"), the Indemnified Party must deliver a claim notice to the Indemnifying Party within ten (10) Business Days after receipt by such Indemnified Party of written notice of the Third Party Claim ("Claim Notice"); provided, however, that failure to give such Claim Notice shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure.

                  (b) If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party, which counsel must be reasonably satisfactory to the Indemnified Party, provided that all

Indemnifying Parties with respect to such Third Party Claim jointly acknowledge to the Indemnified Party its right to indemnity pursuant hereto in respect of the entirety of such claim (as such claim may be modified through written agreement of the parties or arbitration hereunder) and provide assurances reasonably satisfactory to the Indemnified Party that the Indemnifying Parties will be financially able to satisfy such claim to the extent of the indemnity provided in Section 9.2 hereof if it is decided adversely. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof (except as hereinafter provided), but shall continue to pay for any expenses of investigation or any Loss suffered. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense (except as hereinafter provided), separate from the counsel employed by the Indemnifying Party. Notwithstanding the foregoing, if (i) the Indemnifying Party shall not assume the defense of a Third Party Claim with counsel reasonably satisfactory to the Indemnified Party within five (5) Business Days of any Claim Notice, or
(ii) legal counsel for the Indemnified Party notifies the Indemnifying Party that there are or may be legal defenses available to the Indemnified Party or to other Indemnified Parties which are different from or additional to those available to the Indemnifying Party, which, if the Indemnified Party and the Indemnifying Party were to be represented by the same counsel, would constitute a conflict of interest for such counsel or prejudice prosecution of the defenses available to such Indemnified Party. Whether the Indemnifying Party or the Indemnified Party control the defense of any Third Party Claim, the parties hereto shall cooperate in the defense thereof. Such cooperation shall include the retention and provision to the counsel of the controlling party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party shall have the right to settle, compromise or discharge a Third Party Claim (other than any such Third Party Claim in which criminal conduct is alleged) without the Indemnified Party's consent if such settlement, compromise or discharge (i) constitutes a complete and unconditional discharge and release of all Indemnified Parties, and (ii) provides for no relief other than the payment of monetary damages and such monetary damages are paid in full by the Indemnifying Party, and in all other cases may not so settle without the prior written consent of the Indemnified Party.

                  (c) In the event any Indemnified Party should have a claim under Section 9.1 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been actually prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period as to whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a Liability of the Indemnifying Party under Section 9.1 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its Liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration as provided in Article X.

                  (d) The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at law or in equity, under federal or state securities Laws, but shall be limited to those rights set forth in the Ancillary Documents, or by separate agreement.

                  (e) Any payment under this Article IX shall be treated for tax purposes as an adjustment of the Purchase Price to the extent such characterization is proper and permissible under relevant Tax authorities, including court decisions, statutes, regulations and administrative promulgations or, alternatively, by Purchaser as an offset to a Tax benefit item, if such characterization is permissible under such Tax Authorities.

                                   ARTICLE X
                             ARBITRATION OF DISPUTES

         SECTION 10.1 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association by an arbitration panel consisting of three (3) persons, one selected by Purchaser, one selected by the Seller and the third selected by mutual agreement of the first two arbitrators selected, and judgement upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

         SECTION 10.2 PROCEDURE FOR ARBITRATION.

                  (a) The arbitration shall be held Boston, Massachusetts.

                  (b) All fees, costs and expenses (including reasonable attorneys' fees and expenses) incurred by a party that prevails on any issue in any arbitration commenced hereunder or in any judicial proceeding seeking to enforce this Agreement to arbitrate disputes or seeking to enforce any order or award of any arbitration hereunder shall be assessed against the party or parties that do not prevail on such issue or issues.

                                   ARTICLE XI
                                  MISCELLANEOUS

         SECTION 11.1 PRESS RELEASES AND ANNOUNCEMENTS. Neither Seller nor either of the Stockholders will issue any press release or announcement relating to the subject matter of this Agreement prior to the Closing Date without the prior approval of the Purchaser. Purchaser may make any public disclosure, including without limitation, a press release or the filing of a Form 8-K with the Securities and Exchange Commission, it believes in good faith is required by Law.

         SECTION 11.2 EXPENSES; TRANSFER TAXES. Each of the parties hereto will bear all legal, accounting, investment banking and other expenses incurred by it or on its behalf in connection with the transactions contemplated by this Agreement, whether or not such transactions are consummated. The Seller will pay and hold the Purchaser harmless from payment of all sales, use, transfer and documentary Taxes applicable to the transfer of the Purchased Assets to the Purchaser. The parties will cooperate in a timely manner in making and completing all filings, returns, reports and forms as may be required pursuant to the provisions of such Tax laws. The parties will also cooperate in providing each other with appropriate resale exemption certificates and similar Tax and fee documentation.

         SECTION 11.3 [RESERVED.].

         SECTION 11.4 CONSENT TO AMENDMENTS. The provisions of this Agreement may be amended or waived only by a written agreement executed and delivered by each of the parties. No other course of dealing between the parties to this Agreement or any delay in exercising any rights hereunder will operate as a waiver of any rights of such parties.

         SECTION 11.5 SUCCESSORS AND ASSIGNS. No party hereto may assign or delegate any of such party's rights or obligations under or in connection with this Agreement or any Ancillary Document without the written consent of the other party hereto; provided that the Purchaser may without the consent of the Seller or either Stockholder assign its rights under this Agreement or any of the Ancillary Document to one or more of its wholly-owned subsidiaries. No assignment by the Purchaser pursuant to the proviso of the preceding sentence will release the Purchaser from any of its obligations under this Agreement or any Ancillary Agreement or waive or release any right or remedy the Seller may have against the Purchaser hereunder or thereunder. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement or in any Ancillary Document by or on behalf of any of the parties hereto or thereto will be binding upon and enforceable against the respective successors and assigns of such party and will be enforceable by and will inure to the benefit of the respective successors and permitted assigns of such party.

         SECTION 11.6 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         SECTION 11.7 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement. This Agreement may be delivered by facsimile.

         SECTION 11.8 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.


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

         SECTION 11.9 NOTICES All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally to the recipient, one business day after the date when sent to the recipient by reputable express courier service (charges prepaid) or ten business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to the Purchaser, the Seller and the Stockholders at the addresses indicated below:

         If to the Purchaser:

                  SoftLock.com, Inc.
                  Five Clock Tower Place, Suite 440
                  Maynard, Massachusetts 01754
                  Attention:  Scott W. Griffith, Chief Executive Officer
                  Telecopier:  978-461-5945

         With copies (which will not constitute notice) to:

                  Michael L. Jennings, Esquire
                  McGuire, Woods, Battle & Boothe LLP
                  7 Saint Paul Street, Suite 1000
                  Baltimore, Maryland 21202
                  Telecopier:  410-659-4599

         If to the Seller:

                  Chili Pepper, Inc.
                  77 Newbury Street
                  Boston, Massachusetts 02116
                  Attention:  Alex Morrow, President
                  and Leighton Collis
                  Telecopier:  617-375-9696

         With a copy (which will not constitute notice) to:

                  Michael Wolfson, Esquire
                  277 Dorset Road
                  Newton, Massachusetts 02468
                  Telecopier:  347-412-6167

         or to such other address or to the attention of such other party as the recipient party has specified by prior written notice to the sending party.

         SECTION 11.10 NO THIRD PARTY BENEFICIARIES. This Agreement will not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.


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

         SECTION 11.11 ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof. Notwithstanding the foregoing, the Confidentiality Agreement will not be deemed to have been superseded by this Agreement unless and until the Closing occurs, in which event the Confidentiality Agreement will be deemed to have terminated in its entirety and will have no further force or effect.

         SECTION 11.12 CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction will be applied against any party. The use of the word "including" in this Agreement means "including without limitation" and is intended by the parties to be by way of example rather than limitation.

         SECTION 11.13 INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         SECTION 11.14 GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES HERETO WILL BE GOVERNED BY THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF DELAWARE.

         SECTION 11.15 SUBMISSION TO JURISDICTION. Each of the parties to this Agreement submits to the jurisdiction of any state or federal court sitting in Massachusetts in any action or proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties to this Agreement waives any defense of inconvenient forum in connection with the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Each party agrees that a final judgment in any action or proceeding so brought will be conclusive and may be enforced by suit on the judgment or in any other manner provided by law.

                   [SIGNATURES APPEAR ON THE FOLLOWING PAGE.]



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


         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first written above.


                                              SOFTLOCK.COM, INC.


                                              By: /s/ SCOTT W. GRIFFITH  [SEAL]
                                                 ------------------------
                                              Name:    Scott W. Griffith
                                              Title:   Chief Executive Officer


                                              CHILI PEPPER, INC.


                                              By: /s/ ALEX MORROW        [SEAL]
                                                 ------------------------
                                              Name: Alex Morrow
                                              Title:   President


                                              STOCKHOLDERS:


                                               /s/ LEIGHTON COLLIS       [SEAL]
                                              ---------------------------
                                              Leighton Collis


                                              /s/ ALEX MORROW            [SEAL]
                                              ---------------------------
                                              Alex Morrow



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